UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2004

PROXYMED, INC.

(Exact Name of Registrant as Specified in Charter)

FLORIDA	000-22052	65-0202059

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1854 Shackleford Court, Suite 200,
Norcross, Georgia 30093-2924
(Address of Principal Executive Offices)

(770) 806-9918
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 16, 2004, ProxyMed, Inc. (the “Company”) received a notice from the Nasdaq Listing Qualifications staff indicating that because the Company had failed to timely file its form 10-Q for the period ended September 30, 2004, it is not in compliance with the filing requirements for continued listing required by Nasdaq Marketplace Rule 4310(c)(14). As a result, the Company’s securities are potentially subject to delisting from the Nasdaq National Market commencing with the opening of business on November 26, 2004, unless an appeal is made to a Nasdaq Listings Qualifications Panel within seven calendar days of the Company’s receipt of such notice. The Company plans to appeal the delisting notification and request a hearing by a Nasdaq Listing Qualifications Panel (the “Panel”). The Company’s securities will remain listed pending the Panel’s determination in the appeals process. Under the direction of the Company’s Audit Committee of the Board of Directors, the Company is working diligently with its independent auditors to complete the review of its third quarter financial statements and to file its Form 10-Q as soon as possible.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

As described in Item 3.01 of this Report, the following Exhibit is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press release of the Company dated November 18, 2004.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROXYMED, INC.
	By:	/s/ Gregory J. Eisenhauer
		Name:	Gregory J. Eisenhauer, C.F.A.
Dated: November 19, 2004		Title:	Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release of the Company dated November 18, 2004.

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